Exhibit 10.56



   CONTRACT OF SALE-OFFICE, COMMERCIAL AND MULTI-FAMILY RESIDENTIAL PREMISES

                                     BETWEEN

                       SY SYMS (F/K/A SY MERNS) ("SELLER")

                                       AND

                            SYMS CORP. ("PURCHASER")

                             DATED DECEMBER 21, 2006



                                    PREMISES:

                Street Address:       295-395 Tarrytown Road
                City or Town:         Elmsford
                County:               Westchester
                State:                New York

                Street Address:       18 West 570 North Avenue
                City or Town:         Villa Park
                County:               DuPage
                State:                Illinois



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   CONTRACT OF SALE--OFFICE, COMMERCIAL AND MULTI-FAMILY RESIDENTIAL PREMISES


         CONTRACT OF SALE, dated December 21, 2006 between SY SYMS (f/k/a SY MERNS) ("Seller"), an individual, having an address at 625 Park Avenue, New York, New York 10021 and SYMS CORP., a New Jersey corporation, having an address at One Syms Way, Secaucus, New Jersey 07094 ("Purchaser").

         Seller and Purchaser hereby covenant and agree as follows:

SECTION 1. SALE OF PREMISES AND ACCEPTABLE TITLE

         ss.1.01. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this contract:

                  (a) (i) the parcel of land more paricularly described in Schedule A-I attached hereto ("Syms Land"); (ii) all buildings and improvements situated on the Syms Land; (iii) all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Syms Land to the center line: thereof and to any unpaid award for any taking by condemnation or any damage to the Syms Land by reason of a change of grade of any street or highway; (iv) the appurtenances and all the estate and rights of Seller in and to the Syms Land and Building; and (v) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to the Building (the matters set forth in items (i) through (v), collectively the "Syms Premises"). For purposes of this contract, "appurtenances" shall include all right, title and interest of Seller in and to (A) that certain lease, pursuant to which Purchaser currently leases from Seller the Syms Land and Building, as more fully described on Schedule E attached hereto (the "Syms Lease"); (B) plans, specifications, architectural and engineering drawings, prints, sureys, soil and substrata studies relating to the Syms Land and the Building in Seller's possession; (C) all operating manuals and books, data and records regarding the Syms Land and the Building and its component systems in Seller's possession; (D) all licenses, permits, certificates of occupancy and other approvals issued by any state, federal or local authority relating to the use, maintenance or operation of the Syms Land and the Building to the extent that they may be transferred or assigned; (E) all waranties or guaranties, if any, applicable to the Building, to the extent such waranties or guaranties are assignable; and (F) all tradenames, trademarks, servicemarks, logos, copyrights and good will relating to or used in connection with the operation of the Syms Land and the Building. The Syms Premises are located at or known as 295 Tarytown Road, Elmsford, New York.

                  (c) (i) the parcel of land more particularly described in Schedule A-1 attached hereto ("Elmsford Land"); (ii) all buildings and improvements situated on the Elmsford Land; (iii) all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Elmsford Land to the center line thereof and to any unpaid award for any taking by condemnation or any damage to the Elmsford Land by reason of a change of grade of any street or highway; (iv) the appurtenances and all the estate and rights of Seller in and to the Elmsford Land and Building; and (v) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to the

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Building  (the  matters set forth in items (i)  through  (v),  collectively  the
"Elmsford Premises"). For purposes of this contract, "appurtenances" shall include all right, title and interest of Seller in and to (A) that certain lease, pursuant to which Elsmford-119 Associates, LLC currently leases from Seller the Elmsford Land and Building, as more fully described on Schedule E attached hereto (the "Elmsford Lease"); (B) plans, specifications, architectual and engineering drawings, prints, surveys, soil and substrata studies relating to the Elmsford Land and the Building in Seller's possession; (C) all operating manuals and books, data and records regarding the Elmsford Land and the Building and its component systems in Seller's possession; (D) all licenses, permits, certificates of occupancy and other approvals issued by any state, federal or iocal authority relating to the use, maintenance or operation of the Elmsford Land and the Building to the extent that they may be transferred or assigned;
(E) all waranties or guaranties, if any, applicable to the Building, to the extent such waranties or guaranties are assignable; and (F) all tradenames, trademarks, servicemarks, logos, copyrghts and good wil relating to or used in connection with the operation of the Elmsford Land and the Building. The
Elmsford Premises are located at or known as 395 Tarrytown Road, Elmsford, New York.

                  (c) (i) the parcel of vacant land more paricularly described in Schedule A-3 attached hereto (the "Addison Land"); (ii) all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Addison Land to the center line thereof and to any unpaid award for any taking by condemnation or any damage to the Addison Land by reason of a change of grade of any street or highway; (iii) the appurtenances and all the estate and rights of Seller in and to the Addison Land; and (iv) all right, title and interest of Seller, if any, in and to any improvements, fixtures, equipment and other personal property attached or appurtenant to the Addison Land (the matters set forth in items (i) though (iv) are collectively referred to herein as the "Addison Premises"). For purposes of this subparagraph (b), "appurtenances" shall include all right, title and interest of Seller in and to (i) any plans, specifications, architectural and engineering drawings, prints, surveys, soil and substrata studies relating to the Addison Premises in Seller's possession; (ii) all operating manuals and books, data and records regarding the Addison Premises in Seller's possession;
(iii) all licenses, permits, certificates of occupancy and other approvals issued by any state, federal or local authority relating to the use, maintenance or operation of the Addison Premises to the extent that they may be transferred or assigned. The Addison Premises are located at or known as 18 West 570 North Avenue, Villa Park, Ilinois.

         ss.1.02. Seller shall convey and Purchaser shall accept fee simple title to the Premises in accordance with the terms of this contract, subject only to: (a) the matters set forth in Schedule B attached hereto (collectively, "Permitted Exceptions"); and (b) such other matters as the title insurer specified in Schedule D attached hereto (or if none is so specified, then any title insurer licensed to do business by the State of New York) shall be willng, without special premium, to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Premises.

SECTION 2. PURCHASE PRICE, ACCEPTABLE FUNDS, EXISTING MORTGAGES, PURCHASE MONEY
           MORTGAGE, ESCROW OF DOWNPAYMENT AND FOREIGN PERSONS

         ss.2.01. The total purchase price ("Purchase Price") to be paid by Purchaser to Seller for the Premises as provided in Schedule C attached hereto is Eighteen Milion Four Hundred Forty


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Two  Thousand  Five  Hundred and No/100  ($18,442,500.00)  and is  allocated  as
follows:   $13,516,000.00   applicable  to  the  Syms  Premises,   $4,266,000.00
applicable to the Elmsford Premises and $660,500.00 applicable to the Addison Premises.

         ss.2.02. All monies payable under this contract, uness otherwise specified in this contract, shall be paid by (a) certified checks of Purchaser or any person making a purchase money loan to Purchaser drawn on any bank or trust company having a banking office in the City of New York and which is a member of the New York Clearing House Association or (b) official bank checks drawn by any such banking institution, payable to the order of Seller, except that uncertified checks of Purchaser payable to the order of Seller up to the amount of one-half of one percent of the Purchase Price shall be acceptable for sums payable to Seller at the Closing, or (c) with respect to the portion of the Purchase Price payable at the Closing, at Seller's election, by wire transfer of immediately available federal funds to an account designated by Seller not less than three business days prior to the Closing.

         ss.2.03. If the sum paid under paragraph (a) of Schedule C or any other sums paid on account of the Purchase Price prior to the Closing (collectively, "Downpayment") are paid by check or checks drawn to the order of and delivered to Seller's attorney or another escrow agent ("Escrowee"), the Escrowee shall hold the proceeds thereof in escrow in a special bank account (or as otherwise agreed in writing by Seller, Purchaser and Escrowee) until the Closing or sooner termination of this contract and shall pay over or apply such proceeds in accordance with the terms of this section. Escrowee need not hold such proceeds in an interest-bearing account, but if any interest is earned thereon, such interest shall be paid to the same party entitled to the escrowed proceeds, and the party receiving such interest shall pay any income taxes thereon. The tax identification numbers of the parties are either set forth in Schedule D or shall be furnished to Escrowee upon request. At the Closing, such proceeds and the interest thereon, if any, shall be paid by Escrowee to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrowee for payment of such amount, Escrow shall give written notice to the other party of such demand. If Escrowee does not receive a wrtten objection from the other party to the proposed payment within 10 business days after the giving of such notice, Escrowee is hereby authorized to make such payment. If Escrowee does receive such written objection within such 10 day period or if for any other reason Escrowee in good faith shall elect not to make such payment, Escrowee shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrow shall have the right at any time to deposit the escrowed proceeds and interest thereon, if any, with the clerk of the Supreme Court of the county in which the Land is located (or, with respect to the Addison Premises, the equivalent thereof). Escrowee shall give wrtten notice of such deposit to Seller and Purchaser. Upon such deposit Escrowee shall be relieved and discharged of all further obligations and responsibilties hereunder.

         ss.2.04. The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties, and that Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrowee's duties hereunder, except with respect


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to actions or omissions  taken or suffered by Escrowee in bad faith,  in willful disregard of this contract or involving gross negligence on the part of Escrowee.

         ss.2.05. Escrowee has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this contract.

         ss.2.06. Escrowee may act or refrain from acting in respect of any matter referred to in this ss.2.06 in full reliance upon and with the advice of counsel which may be selected by it (including any member of its firm) and shall be fully protected in so acting or refraining from action upon the advice of such counsel.

         ss.2.07. In the event that Seller is a "foreign person", as defined in Internal Revenue Code Section 1445 and regulations issued thereunder (collectively, the "Code Withholding Section"), or in the event that Seller fails to deliver the certification of non-foreign status required under ss.10.12(c), or in the event that Purchaser is not entitled under the Code Withholding Section to rely on such certification, Purchaser shall deduct and withhold from the Purchase Price a sum equal to ten percent (10%) thereof and shall at Closing remit the withheld amount with Forms 8288 and 8288A or any successors thereto) to the Internal Revenue Service; and if the cash balance of the Purchase Price payable to Seller at the Closing after deduction of net adjustments, apportionments and credits (if any) to be made or allowed in favor of Seller at the Closing as herein provided is less than ten percent (10%) of the Purchase Price, Purchaser shall have the right to terminate this contract, in which event Seller shall refund the Downpayment to Purchaser and shall reimburse Purchaser for title examination and survey costs as if this contract were terminated pursuant to ss. 13.02. The right of termination provided for in this ss.2.07 shall be in addition to and not in limitation of any other rights or remedies available to Purchaser under applicable law.

SECTION 3. THE CLOSING

         ss.3.01. Except as otherwise provided in this contract, the closing of title pursuant to this contract ("Closing") shall take place on the scheduled date and time of closing specified in Schedule D (the actual date of the Closing being herein referred to as "Closing Date") at the place specified in Schedule D.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as follows:

         ss.4.02. Unless otherwise provided in this contract, Seller is the sole owner of the Premises.

         ss.4.02. If the Premises are encumbered by an Existing Mortgage(s), no written notice has been received from the Mortgagee(s) asserting that a default or breach exists thereunder which remains uncured and no such notice shall have been received and remain uncured on the Closing Date. If copies of documents constituting the Existing Mortgage(s) and note(s) secured thereby have been exhibited to and initialed by Purchaser or its representative, such copies are true copies of the originals and the Existing Mortgage(s) and note(s) secured thereby have not been modified or amended except as shown in such documents.


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         ss.4.03.  The information  concerning the Elmsford Lease is accurate as of the date set forth therein or, if no date is set fort therein, as of the date hereof, and except for the Syms Lease, the Elmsford Lease, and the Lease Agreement, dated September 24, 1998, by Elmsford-119 Associates, LLC, as landlord, and Bed Bath & Beyond, Inc., as tenant ("BBB Lease"), there are no Leases or tenancies of any space in the Premises other than those set forth therein and any subleases or subtenancies. Except as otherwise set forth in the Rent Schedule or elsewhere in this contract:

                  (a) the Elmsford Lease is in full force and effect and it has not been modified, amended or extended;

                  (b) no renewal or extension option or options for additional space have been granted to the tenant under the Elmsford Lease (the "Ground Tenant");

                  (c) no tenant has an option to purchase the Premises or a right of first refusal or first offer with respect to a sale of the Premises;

                  (d) the rents set forth in the Elmsford Lease are being collected on a current basis and there are no arrearages in excess of one month;

                  (e) the Ground Tenant is not entitled to rental concessions or abatements for any period subsequent to the scheduled date of closing;

                  (f) Seller has not sent written notice to the Ground Tenant claiming that such Ground Tenant is in detault, which default remains uncured;

                  (g) no action or proceeding instituted against Seller by the Ground Tenant is presently pending in any court;

                  (h) there are no securty deposits other than those set forth in the Rent Schedule;

                  (i) a true and complete copy of the Elmsford Lease has been delivered to Purchaser or its counsel and initialed by representatives of Purchaser and Seller;

                  (j) Seller has performed all of the landlord's obligations under the Elmsford Lease and no notice of any default of the landlord under the Elmsford Lease has been given or to the knowledge of Seller is pending;

                  (k)  to  the  best  of  Seller's   knowledge,   no  action  or
proceeding, voluntary or involuntary, is pending against the Ground Tenant under any bankruptcy or insolvency act; and

                  (1) no leasing commissions are due or owing with respect to any of the Leases.

If any Leases which have been exhibited to and initialed by Purchaser or its representative contain provisions that are inconsistent with the foregoing representations and warranties, such representations and waranties shall be deemed modified to the extent necessary to eliminate


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such  inconsistency  and to conform such  representations  and warranties to the provisions of the Leases.

         ss.4.04. Seller is not a "foreign person" as defined in the Code Witholding Section.

         ss.4.05. The execution and delivery of this contract and the performance of its obligations hereunder by Seller will not conflct with any provision of any law or regulation to which Seller is subject or any agreement or instrment to which Seller is a party or by which it is bound or any order or decree applicable to Seller or result in the creation or imposition of any lien on any of Seller's assets or property which would materially and adversely affect the ability of Seller to carry out the terms of this contract. Seller has obtained any consent, approval, authorization or order of any court or governental agency or body required for the execution, delivery or performance by Seller of this contract.

         ss.4.06. With respect to the Addison Premises only, Seller represents and warrants to Purchaser as follows:

                  (a) There are no employees at the Addison Premises.

                  (b)  There  are  no  service,   maintenance,   supply   and/or
management contracts affecting the Addison Premises.

                  (c) Seller has no actual knowledge of any assessment payable in annual installments, or any part thereof, which has become a lien on the Addison Premises.

                  (d) Seller has no actual knowledge of any pending proceedings or appeals to correct or reduce the assessed valuation of the Addison Premises.

         ss.4.07. For purposes of this Section, the phrase "to Seller's knowledge" shall mean the actual knowledge of Seller without any special investigation.

         ss.4.08. The representations and waranties made by Seller in this contract shall be deemed restated and shall be true and accurate on the Closing Date.

SECTION 5. ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser acknowledges that:

         ss.5.01. (a) With respect to the Syms Premises, Purchaser has been in occupancy of the Syms Premises under the Syms Lease since the commencement of the Syms Lease on December 1, 1978, is fully familiar with the physical and financial condition and the state of repair of the Syms Premises, and shall accept the Premises "as is" and in their present condition, subject to reasonable use, wear, tear and natural deterioration between now and the Closing Date, without any reduction in the Purchase Price for any change in such condition by reason thereof subsequent to the date of this contract.

                  (b) Purchaser has inspected both of the Elmsford Premises and Addison Premises, is fully familiar with the physical condition and state of repair thereof, and, subject to


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the  provisions  of ss.9.04,  shall  accept the  Elmsford  Premises  and Addison
Premises "as is" and in their present condition, subject to reasonable use, wear, tear and natural deterioration between now and the Closing Date, without any reduction in the Purchase Price for any change in such condition by reason thereof subsequent to the date of this contract.

         ss.5.02. Before entering into this contract, Purchaser has made such examination of the Premises, the operation, income and expenses thereof and all other matters affecting or relating to this transaction as Purchaser deemed necessary. In entering into this contract, Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller or any agent, employee or other representative of Seller or by any broker or any other person representing or purporting to represent Seller, which are not expressly set forth in this contract, whether or not any such representations, warranties or statements were made in writing or orally.

         Purchaser represents and warrants to Seller that:

         ss.5.03. The funds comprising the Purchase Price to be delivered to Seller in accordance with this contract are not derived from any illegal activity.

         ss.5.04. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this contract and has the power and authority to execute, deliver and perform this contract and the transaction contemplated hereby. Assuming due authorization, execution and delivery by each other party hereto, this contract and all obligations of Purchaser hereunder are the legal, valid and binding obligations of Purchaser, enforceable in accordance with the terms of this contract, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceabilty is considered in a proceeding in equity or at law).

         ss.5.05. The execution and delivery of this contract and the performance of its obligations hereunder by Purchaser will not conflict with any provision of any law or regulation to which Purchaser is subject or any agreement or instrument to which Purchaser is a pary or by which it is bound or any order or decree applicable to Purchaser or result in the creation or imposition of any lien on any of Purchaser's assets or property which would materially and adversely affect the ability of Purchaser to carry out the terms of this contract. Purchaser has obtained any consent, approval, authorization or order of any court or governental agency or body required for the execution, delivery or performance by Purchaser of this contract.

 SECTION 6. SELLER'S OBLIGATIONS AS TO LEASES

         ss.6.01. Between the date of this contract and the Closing, Seller shall not permit occupancy of, or enter into any new lease for, space at the Addison Property and Seller shall not do anything which could result in an event of default under or cause the termination of the Elmsford Lease.


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

SECTION 7: RESPONSIBILITY FOR VIOLATIONS

         ss.7.01. Seller shall have no responsibility for, and Purchaser shall accept the Premises subject to, all notes or notices of violations of law or governmental ordinances, orders or requirements which were noted or issued prior to the date of this contract by any governmental department, agency or bureau having jursdiction as to conditions affecting the Premises.

SECTION 8. DESTRUCTION, DAMAGE OR CONDEMNATION

         ss.8.01. In the event any damage or destruction to all or any portion of the Premises by fire or other casualty, this Agreement shall remain in full force and effect, and Buyer's obligation to pay the full Purchase Price (without reduction or abatement) and close title to the Property on the Closing Date shall not be affected thereby.

SECTION 9. COVENANTS OF SELLER

         Seller  covenants  that  between  the  date  of this  contract  and the
Closing:

         ss.9.01. Seller shall not enter into any new service contract unless the same is terminable without penalty by the then owner of the Premises upon not more than 30 days' notice.

         ss.9.02. Seller shall maintain in full force and effect until the Closing the insurance policies covering the Premises as of the date hereof.

         ss.9.03. Subject to the rights of the subtenant under the Elmsford Lease, Seller shall allow Purchaser or Purchaser's representatives access to the Premises, the Leases and other documents required to be delivered under this contract upon reasonable prior notice at reasonable times.

SECTION 10. SELLER'S CLOSING OBLIGATIONS

         At the Closing, Seller shall deliver the following to Purchaser:

         ss.10.01. (a) With respect to the Syms Premises, a statutory form of bargain and sale deed without covenant against grantor's acts, containing the covenant required by Section 13 of the Lien Law, and properly executed in proper form for recording so as to convey the title required by this contract;

                  (b) With respect to the Elmsford Premises, a statutory form of bargain and sale deed without covenant against grantor's acts, containing the covenant required by Section 13 of the Lien Law, and properly executed in proper form for recording so as to convey the title required by this contract;

                  (c) With respect to the Addison Premises, a statutory form of Warranty Deed, properly executed in proper form for recording so as to convey the title required by this contract;

                  (d) a Bill of Sale;

                  (e) an Assignment and Assumption of Leases and Contracts;


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



                  (f) an Assignment and Assumption of Ground Leases;

                  (g) with respect to each of the Elmsford Premises and the Syms Premises, a New York State Combined Real Estate Transfer Tax Return, Credit Line Mortgage Certificate ("TP-584") prepared, executed and acknowledged by Seller in proper form for submission (together with a certified or bank check for the amount of such tax);

                  (h) with respect to each of the Elmsford Premises and the Syms Premises, a New York State Real Property Transfer Report and any other document required by law to duly transfer and convey the Elmsford Premises and the Syms Premises;

                  (i) with respect to the Addison Premises, an Illinois Real Estate Transfer Declaration and any other documents required by law to duly transfer and convey the Addison Premises;

                  (j) Seller's certificate stating Seller's federal taxpayer identification number and certifying that Seller is not a foreign person, corporation, partnership, trust or estate as defined in the Internal Revenue Code and Regulations thereunder, pursuant to the Foreign Investment in Real Property Tax Act of 1980; and

                  (k) Such other affidavits and documents as may be reasonably required by the Purchaser's title company or to otherwise effectuate any provision of this Agreement.

         ss.10.02. With respect to the Addison Premises, to the extent they are then in Seller's possession and not posted at the Premises, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises by governmental and quasi-governmental authorities having jurisdiction.

         ss.10.03. Such affidavits as Purchaser's title company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.

         ss.10.04. Checks to the order of the appropriate officers in payment of all applicable real property transfer taxes and/or document stamps and copies of any required tax returns therefor executed by Seller, which checks shall be certified or official bank checks if required by the taxing authority, unless Seller elects to have Purchaser pay any of such taxes and credit Purchaser with the amount thereof, and (b) a certification of non-foreign status, in form required by the Code Withholding Section, signed under penalty of peijury. Seller understands that such certification wil be retained by Purchaser and will be made available to the Internal Revenue Service on request.

         ss.10.05. With respect to the Addison Premises, vacant possession of the Premises in the condition required by this contract (it being understood that Purchaser is currently in possession of the Syms Premises pursuant to the Syms Lease); and with respect to the Elmsford Premises, the Elmsford Premises in "as is" condition (it being understood that Bed, Bath & Beyond, Inc. is currently in possession of the Elmsford Premises pursuant to the BBB Lease).

         ss.10.06. Any other documents required by this contract to be delivered by Seller.

SECTION 11. PURCHASER'S CLOSING OBLIGATIONS

         At the Closing, Purchaser shall:

         ss.11.01. Deliver to Seller checks or wire transfer of immediately available federal funds to Seller, in payment of the portion of the Purchase Price payable at the Closing, as adjusted for apportionments under Section 12.

         ss.11.02. Cause the deeds to be recorded, duly complete all required real property transfer tax returns and cause all such returns and checks in payment of such taxes to be delivered to the appropriate officers promptly after the Closing.

         ss.11.03. Deliver any other documents required by this contract to be delivered by Purchaser.

SECTION 12. APPORTIONMENTS

         ss.12.01. The following apportionments shall be made between the parties at the Closing as of the close of business on the day prior to the Closing Date:

                  (a) any fixed rents, percentage rents, additional rents and any others sums due and/or payable under the Syms Lease and the Elmsford Lease; and

                  (b) real estate taxes, water charges and sewer rents actually paid by Seller on account of the Syms Lease and/or Elmsford Lease, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter on the Premises, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing when the next reading is available.

         ss.12.02. With respect to the Addison Premises only: if the Closing shall occur before a new tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding period applied to latest assessed valuation. Promptly after the new rate is fixed, the apportionment of taxes shall be recomputed. An discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected, which obligations shall survive the Closing.

         ss.12.03. If any tenants are required to pay percentage rent, escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by Purchaser after the Closing which are attributable in whole or in part to any period prior to the Closing, then
Purchaser shall promptly pay to Seller Seller's proportionate share thereof, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, if and when the tenant paying the same has made all payments of rent and Additional Rent then due to Purchaser pursuant to the tenant's Lease, which obligation shall survive the Closing. If any tenant is or becomes entitled to a refund of overpayments of Additional Rent which are attributable in whole or in part to any period prior to the Closing, Seller shall pay to Purchaser an amount equal to the amount of such refund attributable to any such period within 10 days after notice from Purchaser, which obligation shall survive the Closing.

SECTION 13. OBJECTIONS TO TITLE, FAILURE OF SELLER OR PURCHASER TO PERFORM AND
            VENDEE'S LIEN

         ss.13.01. Purchaser shall promptly order an examination of title and shall cause a copy of the title report to be forwarded to Seller's attorney upon receipt. Seller shall be entitled to a reasonable adjournent or adjournents of the Closing for up to 60 days or until the expiration date of any written commitment of Purchaser's Institutional Lender delivered to Purchaser prior to the scheduled date of Closing, whichever occurs first, to remove any defects in or objections to title noted in such title report and any other defects or objections which may be disclosed on or prior to the Closing Date.

         ss.13.02. If Seller shall be unable to convey title to the Premises at the Closing in accordance with the provisions of ths contract or if Purchaser shall have any other grounds under this contract for refusing to consumate the purchase provided for herein, Purchaser, nevertheless, may elect to accept such title as Seller may be able to convey without any credit against the Purchase Price or any other credit or liability on the part of Seller. If Purchaser shall not so elect, Purchaser may terminate this contract and the sole liability of Seller shall be to refund the Downpayment to Purchaser and to reimburse Purchaser for the net cost of title examination, but not to exceed the net amount charged by Purchaser's title company therefor without issuance of a policy, and the net cost of updating the existing survey of the Premises or the net cost of a new survey of the Premises if there was no existing survey or the existing survey was not capable of being updated and a new survey was required by Purchaser's Institutional Lender. Upon such refund and reimbursement, this contract shall be null and void and the parties hereto shall be relieved of all further obligations and liability other than any arising under Section 14. Seller shall not be required to bring any action or proceeding or to incur any expense to cure any title defect or to enable Seller otherwise to comply with the provisions of this contract, but the foregoing shall not permit Seller to refuse to pay off at the Closing, to the extent of the monies payable at the Closing, mortgages or other liens on the Premises which can be satisfied or discharged by payment of a sum certain, of which Seller has actual knowledge.

         ss.13.03. Any unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon to a date not less than two days following the Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge or which are against corporations, estates or other persons in the chain of title, together with the cost of recording or fiing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable at the Closing if Seller delivers to Purchaser on the Closing Date offcicial bills for such taxes, assessments, water charges, sewer rents, interest and penalties and instruments in recordable form suffcient to discharge any other liens and encumbrances of record. Upon request made a reasonable time before the Closing, Purchaser shall provide at the Closing separate checks for the foregoing payable to the order of the holder of any such lien, charge or encumbrance and otherwise complying with ss.2.02. If Purchaser's title insurance company is willing to insure both Purchaser and Purchaser's Institutional Lender, if any, that such charges, liens and encumbrances will not be collected out of or enforced against the Premises, then, Seller shall have the right, in lieu of payment and discharge to deposit with the title insurance company such funds or assurances or to pay such special or additional premiums as the title insurance company may require in order to so insure.

In such case the charges, liens and encumbrances with respect to which the title insurance company has agreed so to insure shall not be considered objections to title.

         ss.13.04. If Purchaser shall default in the performance of its obligation under this contract to purchase the Premises, the sole remedy of Seller shall be to retain the Downpayment as liquidated damages for all loss, damage and expense suffered by Seller, including without limitation the loss of its bargain.

         ss.13.05. Purchaser shall have a vendee's lien against the Premises for the amount of the Downpayment, but such lien shall not continue after default by Purchaser under this contract.

SECTION 14. BROKER

         ss.14.01. Seller and Purchaser mutually represent and warrant that that neither party knows of any broker who has claimed or may have the right to claim a commission in connection with this transaction, and Seller and Purchaser shall indemnfy and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this paragraph. The representations and obligations under this paragraph shall surive the Closing or, if the Closing does not occur, the termination of this contract.

SECTION 15. NOTICES

         ss.15.01. All notices under this contract shall be in writing and shall be delivered personally or shall be sent by prepaid registered or certified mail, or by prepaid overnight courier with receipt acknowledged, addressed as set forth in Schedule D, or as Seller or Purchaser shall otherwise have given notice as herein provided.

SECTION 16. LIMITATIONS ON SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
            AND OTHER OBLIGATIONS

         ss.16.01. Except as otherwise provided in this contract, no representations, waranties, covenants or other obligations of Seller set forth in this contract shall surive the Closing, and no action based thereon shall be commenced after the Closing. The representations, warranties, covenants and other obligations of Seller set forth in ss.4.03 shall survive until the Limitation Date specified in Schedule D (or if none is so specified, the Limitation Date shall be the date which is six months after the Closing Date), and no action based thereon shall be commenced after the Limitation Date.

         ss.16.02. The delivery of the deed by Seller, and the acceptance thereof by Purchaser, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder, except those obligations of Seller which are expressly stated in this contract to survive the Closing.

SECTION 17. MISCELLANEOUS PROVISIONS

         ss.17.01. This contract embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this contract. Neither this contract nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

         ss.17.03. This contract shall be governed by, and construed in accordance with, the law of the State of New York.

         ss.17.04. The captions in this contract are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this contract or any of the provisions hereof.

         ss.17.05. This contract shall be binding upon and shall inure to the benefit of the paries hereto and their respective heirs or successors and permitted assigns.

         ss.17.06. This contract shall not be binding or effective until properly executed and delivered by Seller and Purchaser.

         ss.17.07. As used in this contract, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

         ss.17.08. If the provisions of any schedule or rider to this contract are inconsistent with the provisions of this contract, the provisions of such schedule or rider shall prevail. Set forth in Schedule D is a list of any and all schedules and riders which are attached hereto but which are not listed in the Table of Contents.

IN WITNESS WHEREOF, the paries hereto have executed this contract as of the date first above wrtten.

                                    SELLER:


                                    /s/ Sy Syms
                                    --------------------------------------------
                                    SY SYMS (f/k/a Sy Merns)



                                    PURCHASER:

                                    SYMS CORP.


                                    By: /s/ Antone Moreira
                                        ----------------------------------------
                                        Name: Antone Moreira
                                        Title: Chief Financial Officer

                                  SCHEDULE A-I

                            DESCRIPTION OF SYMS LAND

                                  SCHEDULE A-2

                          DESCRIPTION OF ELMSFORD LAND

                                  SCHEDULE A-3

                           DESCRIPTION OF ADDISON LAND

                                   SCHEDULE B

                              PERMITTED EXCEPTIONS

         1. Zoning regulations and ordinances which are not violated by the existing structures or present use thereof and which do not render title uninsurable.

         2. Consents by the Seller or any former owner of the Premises for the erection of any structure or structures on, under or above any street or streets on which the Premises may abut.

         3. Unpaid installments of assessments not due and payable on or before the Closing Date.

         4. Financing statements, chattel mortgages and liens on personalty filed more than 5 years prior to the Closing Date and not renewed, or filed against property or equipment no longer located on the Premises or owned by tenants.

         5. (a) Rights of utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cable boxes and related equipment on, over and under the Premises, provided that none of such rights imposes any monetary obligation on the owner of the Premises.

            (b) Encroachments of stoops, areas, cellar steps, trim cornices, lintels, window sills, awnings, canopies, ledges, fences, hedges, coping and retaining walls projecting from the Premises over any street or highway or over any adjoining property and encroachments of similar elements projecting from adjoining property over the Premises.

            (c) Revocability or lack of right to maintain vaults, coal chutes, excavations or sub-surface equipment beyond the line of the Premises.

            (d) With respect to the Addison Premises, the state of facts that an accurate survey would disclose, provided that such facts do not render title unmarketable.

            (e) With respect to the Elmsford Premises and the Syms Premises, the state of facts disclosed by the Survey dated November 29, 2006 and revised on December 8, 2006 by Gerald T. O'Buckley, Professional Land Surveyors and Engineers.

            (f) With respect to the Elmsford Premises and the Syms Premises, exceptions numbered 2, 4, 5, 6, 7, 9, on Schedule B of the Title Commitment No. 06NYW10595 dated November _, 2006 issued by New York Land Services, Inc, on behalf of Commonwealth Land Title Insurance Company.

         6. The Syms Lease, the Elmsford Lease and the BBB Lease.

                                   SCHEDULE C

                                 PURCHASE PRICE

The entire Purchase Price shall be paid at Closing.

                                   SCHEDULE D

                                  MISCELLANEOUS


1. Title insurer designed by the parties (ss.1.02): NEW YORK LAND SERVICES, INC, ON BEHALF OF COMMONWEALTH LAND TITLE INSURANCE COMPANY

2.       Seller's tax identification number (ss.2.05):

3.       Purchaser's tax identification number (ss.2.05):

4.       Scheduled time and date of Closing (ss.3.01):

         a) With respect to the Syms Premises and the Elmsford Premises, December 21, 2006

         b) With respect to the Addison Premises, upon Purchaser's receipt of a reasonably acceptable title report and ALTA survey of the Premises.

5. Place of Closing (ss.3.01): Closing in Escrow though the title insurer designated by the parties

6.       Broker, if any (ss.14.01): NONE

7.       Address for notices (ss.15.01):

         If to Seller:                          Sy Syms
                                                625 Park Avenue
                                                New York, New York 10021

         If to Purchaser:                       Syms Corp.
                                                One Syms Way
                                                Secaucus, New Jersey 07094
                                                Attn: Mr. Antone Moreria
                                                Chief Financial Offcer

         with a copy to Purchaser's attorney:   Katsky Korins LLP
                                                605 Third Avenue
                                                New York, New York 10158
                                                Attn: Roy M. Koris, Esq.

                                   SCHEDULE E


                                   SYMS LEASE

Lease and Agreement, dated as of June 21, 1977, by and between Seller, as lessor, and Syms Haberdashery, Inc., a New York corporation, as lessee, with respect to the Syms Premises, which Lease was amended by (i) Lease Modification Agreement, dated as of July 26, 1983, by and between Seller, as lessor, and Syms, Inc. (formerly known as Syms Haberdashery, Inc.), a New York corporation, as lessee, (ii) Lease Modification Agreement, dated as of January 1, 1991, by and between Seller, as lessor, and Purchaser, as lessee and (iii) Third Lease Modification Agreement, made as of December 1, 2002, by and between Seller, as lessor, and Purchaser, as lessee.

                                 ELMSFORD LEASE

Ground Lease, dated as of March 18, 1977, by and between Seller, as lessor, and Elmsford-1l9 Associates, LLC, as lessee, as evidenced by a Memorandum of Lease, recorded on October 1, 1998 in Liber 12125 page 232, which Lease was amended by
(i) First Amendment, dated as of April 1, 1998, by and between Seller, as lessor, and Elsmford-119 Associates, LLC, as lessee and (ii) certain Second Amendment, dated as of September 24, 1998, by and between Seller, as lessor, and Elsmford-119 Associates, LLC, as lessee.